UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  MARCH  3,  2005


                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



            DELAWARE                      0-3936          11-1826363
     (State  or  other  jurisdiction  (Commission       (IRS  Employer
     of  incorporation)                File  Number)  Identification  No.)

                      80  CABOT  COURT
                HAUPPAUGE,  NEW  YORK                         11788
     (Address  of  principal  executive  offices)         (Zip  Code)

Registrant's  telephone  number,  including  area  code:  631-435-8300


                       NOT APPLICABLE
                       --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written  communications  pursuant  to Rule 425 under the Securities Act
(17  CFR  230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17  CFR  240.14a-12)

[  ]     Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
Exchange  Act  (17CFR  240.14d-2(b))

[  ]     Pre-commencement  communications  pursuant  to  Rule 13e-4(c) under the
Exchange  Act  (17CFR  240.13e-4(c))

ITEM  2.02.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

     On March 3, 2005, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its fourth quarter and year ended December 31, 2004. The press release contains a non-GAAP disclosure-Earnings before interest, taxes, depreciation and amortization (EBIDTA), that management feels provides useful information in understanding the impact of certain items to Orbit's financial statements. Orbit's press release is hereby furnished as follows:



CONTACT                              FOR  IMMEDIATE  RELEASE
-------                              -----------------------
Mitchell  Binder
631-435-8300


                        ORBIT INTERNATIONAL CORP. REPORTS
                       FOURTH QUARTER AND YEAR-END RESULTS

            Net Income for Year Up 19%; Net Income for Quarter Up 31%

        Year End Backlog Up 9%; Company Expects Strong Earnings for 2005

         Company Expects to Close Tulip Acquisition During Current Month

Hauppauge, New York, March 3, 2005-Orbit International Corp. (NASDAQ:ORBT), a supplier of military and defense electronics, today announced results for the fourth quarter and year ended December 31, 2004.

Operating  results
------------------
For the year ended December 31, 2004, net sales increased 5% to $18,012,000 compared to $17,139,000 for the same period last year. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 22% to $1,967,000 ($.63 per diluted share) compared to $1,614,000 ($.54 per diluted share) for the same period last year. Net income for the year ended December 31, 2004 increased by 19% to $1,937,000, or $.62 per diluted share, compared to $1,628,000 or $.55 per diluted share for the prior year period. During the current and prior year, the Company recorded a non-cash income tax benefit of $100,000 related to an increase in the Company's deferred tax asset.

For the three months ended December 31, 2004, net sales increased by 13% to $4,614,000 from $4,078,000 for the same period last year. EBITDA for the quarter increased by 33% to $451,000 ($.14 per diluted share) compared to $339,000 ($.11 per diluted share) for the same period last year. Net income for the quarter increased by 31% to $420,000 or $.13 per diluted share compared to $321,000 or $.10 per diluted share for the same period last year.

The Company also reported a strong balance sheet. At December 31, 2004, total current assets were $12.7 million versus total current liabilities of $1.8 million-a 7.1 to 1 current ratio.

The Company also announced its backlog at December 31, 2004 was up 9% to approximately $10.9 million compared to $10.1 million a year ago principally due to the timing of the receipt of several large contracts. Furthermore, the current and prior year backlog does not include $2,000,000 and $3,000,000, respectively, of anticipated orders previously announced, from a customer for which the Company has been authorized to procure material.

The Company announced that it expects to close the acquisition of Tulip Development Laboratory, Inc. ("Tulip") in March 2005. The Company has completed its due diligence and the financing for the acquisition has been approved by its primary lender. The Company will provide guidance for the 2005 year once the acquisition is closed.

Dennis Sunshine, President and Chief Executive Officer commented, "We are pleased with our operating results for the fourth quarter and year ended December 31, 2004. Once again, we achieved these strong operating results with an increase in revenue coupled with cost containment thereby enabling our Company to report significant incremental profitability."

Sunshine continued, "Our backlog remains strong and strong bookings have thus far continued into 2005 for both of our operating segments. Both segments continue to pursue a significant amount of new and follow-on opportunities. Consequently, we are confident that internal revenue and profitability growth will continue and with the completion of the Tulip acquisition, we expect very strong operating results for 2005."

Investors  Conference  Call
---------------------------

The Company will hold a conference call for investors today, March 3, 2005, at 11:00 a.m. (EST). U.S. based investors should phone: 1-888-896-0863 and use the conference code: 5712570. Overseas investors should phone: 1-973-582-2703 and use the 5712570 conference code. Investors are requested to dial in 5 to 10 minutes before the 11:00 a.m. (EST) starting time.

For those who cannot listen live, a replay will be available starting 1:00 p.m.(EST) today and until March 5, 2005 at 6:00 p.m. (EST). For the replay, U.S. based investors should phone 1-877-519-4471 and use the conference code:
5712570. Overseas investors should phone: 1-973-341-3080 and use the 5712570 conference code.

Orbit International Corp., based in Hauppauge, New York, is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, inverters, uninterruptible power supplies and associated analytical equipment. The Behlman custom division designs, manufactures and sells power units and electronic products for military and high-end industrial usage. For a more detailed discussion of the risks inherent in the Company's business, the reader is referred to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

This  press  release  contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding $2,000,000 of anticipated orders, closing the Tulip acquisition in March 2005, internal revenue and profitability growth continuing in 2005 and very strong operating results for 2005. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual future results of the Company to be materially different from such forward looking statements. Factors that might result in such differences include, without limitation, current economic conditions and military conflicts, variable market conditions and changing needs of the defense sector and the Company's customers. The forward-looking statements contained in this press release speak only as of the date hereof. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.



                            ORBIT INTERNATIONAL CORP.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)


                                      Three Months Ended          Year Ended
                                         December 31,           December 31,
                                       2004       2003         2004       2003
                                       ----       ----         ----       ----

Net  sales                         $  4,614   $  4,078     $  18,012   $17,139

Cost  of  sales                       2,697      2,247        10,258    $9,673
                                      -----      -----        ------    ------

Gross  profit                         1,917      1,831         7,754     7,466

Selling,  general  and
administrative  expenses              1,524      1,534         6,019     6,039

Interest  expense                       -          -               2         9

Investment and other income            (27)       (24)          (104)     (110)
                                      -----       ----         -----      -----

Income  before  income  tax  benefit   420        321          1,837     1,528

Income  tax  benefit                    -         -            (100)      (100)
                                     ------     -----        -------     ------

Net  income                         $  420      $ 321       $ 1,937    $ 1,628


Basic  earnings  per  share         $ 0.15     $ 0.12       $  0.70    $  0.60

Diluted  earnings per share         $ 0.13     $ 0.10       $  0.62    $  0.55


Weighted  shares  outstanding

     Basic                           2,798     2,756          2,782      2,716

     Diluted                         3,165     3,069          3,119      2,970






                            ORBIT INTERNATIONAL CORP.
                         CONSOLIDATED BALANCE SHEET DATA




                                                  12/31/2004         12/31/2003
                                                  ----------         ----------
ASSETS
Current  assets
     Cash  and  cash  equivalents                $1,112,000          $  797,000
     Investments  in  marketable  securities        158,000              55,000
     Accounts  receivable,  less  allowance
       for  doubtful  accounts                    2,472,000           2,615,000
     Inventories                                  8,265,000           7,077,000
     Other  current  assets                         147,000             158,000
     Deferred  tax  asset                           564,000             390,000
                                                -----------         -----------

          Total  current  assets                 12,718,000          11,092,000

Property  and  equipment,  net                      198,000             164,000
Goodwill                                            868,000             868,000
Other  assets                                     1,058,000             869,000
Deferred  tax  asset                                200,000             200,000
                                                 ----------         -----------

          Total  assets                          15,042,000          13,193,000

LIABILITIES  AND  STOCKHOLDERS'  EQUITY
Current  liabilities
     Current  portion  of  long  term
       obligations                                   13,000             149,000
     Accounts  payable                              712,000             759,000
     Accrued  expenses                              976,000           1,094,000
     Deferred  income                                85,000              85,000
                                                 ----------         -----------

          Total  current  liabilities             1,786,000           2,087,000

Deferred  income                                    598,000             684,000
Long-term  obligations                               20,000              30,000
                                                 ----------        ------------

          Total  liabilities                      2,404,000           2,801,000

Stockholders'  Equity
     Common  stock                                  307,000             403,000
     Additional  paid-in  capital                16,657,000          24,583,000
     Unearned  compensation                      (1,516,000)               -
     Accumulated  other  comprehensive  loss         (3,000)               -
     Accumulated  deficit                        (2,807,000)         (4,744,000)
     Treasury  stock,  at  cost                       -              (9,850,000)
                                                 ----------          -----------
          Stockholders'  equity                  12,638,000          10,392,000

          Total  liabilities  and
            stockholders'  equity               $15,042,000         $13,193,000



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     March  4,  2005


                              Orbit  International  Corp.


                                By:  /s/  Dennis  Sunshine
                                     ---------------------
                                Dennis  Sunshine
                                Chief  Executive  Officer  and  Presi